Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and related Prospectus of SciSparc Ltd. and to the incorporation by reference therein of our report dated May 01, 2023, with respect to the consolidated financial statements of SciSparc Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	Kost Forer Gabbay & Kasierer
November 03, 2023	A member firm of Ernst & Young Global